SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 2, 2011

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The following information is furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.”

On November 2, 2011, Franklin Electric Co., Inc. issued a press release announcing its third quarter 2011 results. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.

Item 9.01 Financial Statement and Exhibits
The following information is furnished pursuant to Item 9.01, “Financial Statements and Exhibits”: (99) Press Release, dated November 2, 2011 issued by Franklin Electric Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: November 2, 2011	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Exhibit Index
EXHIBIT NO.(99) Press release, dated November 2, 2011 issued by Franklin Electric Co., Inc.

EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC REPORTS RECORD THIRD QUARTER SALES AND EARNINGS

Bluffton, Indiana - November 2, 2011 - Franklin Electric Co., Inc. (NASDAQ:FELE) reported third quarter 2011 diluted earnings per share (EPS) of $0.80, a record for any third quarter in the Company's history, and an increase of 54 percent compared to 2010 third quarter diluted EPS of $0.52. In the third quarter of 2011, the Company's adjusted EPS were $0.82, a 55 percent increase over the adjusted EPS during the third quarter 2010 (see table below for a reconciliation of GAAP EPS to the adjusted EPS). Third quarter 2011 sales were $224.4 million, a record for any third quarter in the Company's history and an increase of 19 percent compared to 2010 third quarter sales of $188.4 million.

Scott Trumbull, Franklin Chairman and Chief Executive, commented:

“Franklin people worldwide have again achieved outstanding quarterly financial results. Sales, operating income and net income were all records for any third quarter in the Company's history, while at the same time we invested in our future by increasing research, development and engineering (RD&E) spending by 31 percent.

Our gross profit margin as a percent of sales increased by 130 basis points compared to the third quarter last year; and our operating income margin after non-GAAP adjustments improved by 240 basis points. As has been the case during the first half of 2011, the third quarter continued to be negatively impacted by rising raw material costs. However, largely as a result of the facilities restructuring and lean initiatives that we have been implementing over the past several years, we were able to more than offset these increases with labor productivity improvements, fixed cost control, and operating leverage.

Although we have seen some recent material cost declines in certain commodity markets, our overall raw material costs continue to rise. As a result we have planned sales price increases of 3 to 5 percent effective in the first quarter 2012 in markets that represent about 75 percent of our consolidated sales. We currently plan to implement sales price increases on most of the balance of our markets in the second quarter of next year.”

Key Performance Indicators:

Earnings Before and After Non-GAAP Adjustments	For the Third Quarter
(in millions)	2011	2010	Change

Net Income attributable to FE Co., Inc. Reported	$19.2	$12.3	56%

Non-GAAP adjustments (before tax):
Restructuring	$0.6	$0.2

Non-GAAP adjustments, net of tax:
Restructuring	$0.4	$0.2

Net Income attributable to FE Co.,Inc. after Non-GAAP Adjustments	$19.6	$12.5	57%

Earnings Per Share	For the Third Quarter
Before and After Non-GAAP Adjustments	2011	2010	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	23.7	23.5	1%

Fully Diluted Earnings Per Share ("EPS") Reported	$0.80	$0.52	54%

Restructuring Per Share, net of tax	$0.02	$0.01

Fully Diluted EPS after Non-GAAP Adjustments (Adjusted EPS)	$0.82	$0.53	55%

Net Sales	For the Third Quarter
(in millions)	Water	Fueling	Consolidated

Sales for 2010	$152.9	$35.5	$188.4

Acquisitions	$9.9	$6.6	$16.5
Foreign Exchange	$5.7	$0.5	$6.2
Volume/Price Change	$10.9	$2.4	$13.3
Sales for 2011	$179.4	$45.0	$224.4

Operating Income and Margins
Before and After Non-GAAP Adjustments
(in millions)	For the Third Quarter 2011
	Water	Fueling	Corporate	Consolidated
Reported Operating Income	$29.0	$9.6	$(10.3)	$28.3
% Operating Income To Net Sales	16.2%	21.3%		12.6%

Non-GAAP Adjustments:
Restructuring	$0.6	$—	$—	$0.6
Operating Income after Non-GAAP Adjustments	$29.6	$9.6	$(10.3)	$28.9
Operating Income Margin after Non-GAAP Adjustments	16.5%	21.3%		12.9%

	For the Third Quarter 2010
	Water	Fueling	Corporate	Consolidated
Reported Operating Income	$22.5	$6.6	$(9.5)	$19.6
% Operating Income To Net Sales	14.7%	18.6%		10.4%

Non-GAAP Adjustments:
Restructuring	$0.2	$—	$—	$0.2
Operating Income after Non-GAAP Adjustments	$22.7	$6.6	$(9.5)	$19.8
Operating Income Margin after Non-GAAP Adjustments	14.8%	18.6%		10.5%

Water Systems

Water Systems sales were $179.4 million in the third quarter 2011, an increase of $26.5 million or 17 percent versus the third quarter 2010. Acquisition related sales during the third quarter were $9.9 million or about 6 percent of prior year sales. Excluding acquisitions, Water Systems sales grew by 11 percent. Foreign currency translation rate changes increased sales $5.7 million, or about 4 percent, compared to sales in the third quarter of 2010.

Water Systems sales in the U.S. and Canada were 41 percent of consolidated sales and grew by 13 percent compared to the third quarter prior year. Leading the Company's growth in the U.S. and Canada were sales of pumping systems for industrial and irrigation applications, which increased by about 30 percent during the quarter. The combination of high crop prices, which have led to more discretionary capital for farmers, along with dry conditions in portions of the Southwest and Midwest, have resulted in strong demand for agricultural irrigation products. Sales of pumping systems for residential and light commercial water and wastewater applications in the U.S. and Canada grew by about 9 percent compared to the third quarter prior year as replacement sales for these products remained robust.

Water Systems sales in EMENA, which is Europe, the Middle East, and North Africa, were 16 percent of consolidated sales and grew by 38 percent, or $10.2 million, compared to the third quarter prior year. Acquisition related sales during the third quarter were $9.9 million and foreign currency translation rate changes increased sales $2.7 million. EMENA sales declined by about 9 percent during the quarter when acquisition and foreign currency translation impacts are excluded primarily due to continued political and financial uncertainty throughout the region.

Water Systems sales in Latin America were about 12 percent of consolidated sales for the quarter and grew by 20 percent compared to the third quarter prior year. Sales in Latin America were led primarily by double digit growth in Brazil, Mexico and Argentina. Foreign currency translation added $1.5 million or about 7 percent to the growth rate.

Water Systems sales in the Asia Pacific region were 5 percent of consolidated sales and grew by 12 percent compared to the third quarter prior year. Asia Pacific sales growth was widespread across the region with solid double digit gains in several of the largest regional markets including Australia, Japan and China, offset by a decline in sales in South Korea.

Water Systems sales in Southern Africa represented 5 percent of consolidated sales during the quarter and were flat compared to the same quarter of the prior year.

Water Systems operating income, after non-GAAP adjustments, was $29.6 million in the third quarter 2011, an increase of 30 percent versus the third quarter 2010. The third quarter operating income margin after non-GAAP adjustments was 16.5 percent and increased by 170 basis points compared to the third quarter 2010. This increased profitability was the result of operating leverage on increased sales and improvements in productivity.

During the fourth quarter 2011, a long term submersible motor supply agreement with a major fueling equipment competitor will expire and will not be renewed. Over the past several years sales under this agreement have represented about 1 percent of the Company's consolidated sales and these sales have been reflected in the Water Systems segment.

Fueling Systems

Fueling Systems sales were $45.0 million in the third quarter 2011 and increased $9.5 million or about 27 percent from the third quarter 2010. Excluding acquisition sales of $6.6 million, third quarter sales were $38.4 million and grew by about 8 percent, with most of the growth in the U.S. and Canada. This growth was broad based across all product lines in the U.S. and Canada.

Fueling Systems operating income after non-GAAP adjustments was $9.6 million in the third quarter of 2011 compared to $6.6 million after non-GAAP adjustments in the third quarter 2010, an increase of 45 percent. The third quarter operating income margin after non-GAAP adjustments was 21.3 percent and increased by 270 basis points compared to the 18.6 percent of net sales in the third quarter 2010.

Overall

The Company's consolidated gross profit was $73.7 million for the third quarter of 2011, an increase of $14.3 million, or 24 percent, from the third quarter of 2010 and a record for any third quarter in the Company's history. The gross profit as a percent of net sales increased to 32.9 percent for the third quarter of 2011 from 31.5 percent for the third quarter of 2010. The gross profit margin improvement was due to leveraging fixed costs on higher sales and productivity initiatives.

Selling, General and Administrative (SG&A) expenses were $44.8 million in the third quarter of 2011 compared to the $39.6 million from the third quarter of 2010, an increase of $5.2 million or about 13 percent. In the third quarter 2011, increases in SG&A attributable to acquisitions were $2.6 million. Additional increases in SG&A costs during the third quarter of 2011 resulted from increased costs for marketing and selling-related expenses, increased RD&E expenses and increased information technology related expenditures for acquisition integrations.

At the end of the third quarter 2011, the Company's cash balance was $128.1 million which was $6.0 million higher than the end of the third quarter 2010. Since the end of 2010, the Company's cash position has declined by $12.0 million. Major uses of cash during the first nine months of 2011 included acquisition expenditures of $31.8 million, stock repurchases of $10.6 million and working capital increases of $21.3 million.

The Company had no outstanding balance on its revolving debt agreement at the end of the third quarter 2011 or at year-end 2010.

Commenting on the Company's outlook for the fourth quarter, Mr. Trumbull added:

“We are forecasting that our Water Systems sales will increase by 5 to 9 percent over the prior year quarter and that our Water Systems adjusted operating income will also grow by 5 to 9 percent as raw material costs continue to rise. Our announced price increases will not begin to impact our margins until the first quarter of next year.

We are also forecasting that our Fueling Systems sales will increase by 9 to 13 percent over the prior year quarter and that our Fueling Systems adjusted operating income will grow at a higher rate than sales, or by 16 to 21 percent. We anticipate improved Fueling Systems margins year-over-year in the fourth quarter as we continue to realize benefits from the Petrotechnik integration.

On a consolidated basis we believe that our fourth quarter sales will increase by 6 to 10 percent compared to the prior year; and that our consolidated adjusted operating income will grow by 8 to 12 percent and our consolidated earnings per share after non-GAAP adjustments will increase by 15 to 20 percent.”

A conference call to review earnings and other developments in the business will commence at 9:00am EDT. The third quarter 2011 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=104249&CompanyID=FELE&e=1&mediaKey=C4B19AAFCE9C290E8A6AC02D50918CEB

If you intend to ask questions during the call, please dial in using 877-643-7158 for domestic calls and 914-495-8565 for international calls.
A replay of the conference call will be available Wednesday November 2, 2011 at 12pm EDT through midnight EST on Wednesday November 9, 2011, by dialing 855-859-2056 for domestic calls and 404-537-3406 for international calls. The replay passcode is 19798688.
Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.
The Company presents the non-GAAP financial measures of net income after non-GAAP adjustments, diluted earnings per share after non-GAAP adjustments (or adjusted EPS), operating income after non-GAAP adjustments and percent operating income after non-GAAP adjustments to net sales (or operating income margin after non-GAAP adjustments) because the Company believes the information helps investors understand underlying trends in the Company's business more easily. The differences between these measures and the most comparable GAAP measures are reconciled in the tables above.

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company's financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings, included in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ending January 1, 2011, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Third Quarter Ended			Nine Months Ended
	October 1, 2011	October 2, 2010		October 1, 2011	October 2, 2010

Net sales	$224,391	$188,409		$633,841	$538,820
Cost of sales	150,674	128,970	*	422,381	364,139	*
Gross profit	73,717	59,439		211,460	174,681
Selling, general, and administrative expenses	44,840	39,596		132,915	118,599
Restructuring expense	553	242		1,473	5,343
Operating income	28,324	19,601		77,072	50,739
Interest expense	(2,917)	(2,254)		(7,529)	(6,745)
Other income/(expense)	1,542	763		4,110	(1,066)
Foreign exchange income/(expense)	(554)	(510)		(1,911)	(200)
Income before income taxes	26,395	17,600		71,742	42,728
Income taxes	7,098	5,015	*	19,531	11,138	*
Net income	$19,297	$12,585		$52,211	$31,590
Less: Net income attributable to noncontrolling interests	(77)	(253)		(657)	(793)
Net income attributable to Franklin Electric Co., Inc.	$19,220	$12,332		$51,554	$30,797

Income per share:
Basic	$0.82	$0.53		$2.20	$1.33
Diluted	$0.80	$0.52		$2.16	$1.31

Weighted average shares and equivalent
shares outstanding:
Basic	23,192	23,207		23,196	23,169
Diluted	23,663	23,524		23,677	23,479

*Prior year amounts have been restated for the change in accounting method from LIFO to FIFO.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	October 1, 2011	January 1, 2011
ASSETS

Cash and equivalents	$128,055	$140,070
Receivables	101,654	70,829
Inventories	154,087	140,232	*
Other current assets	26,074	27,969	*
Total current assets	409,870	379,100

Property, plant, and equipment, net	148,558	143,076
Goodwill and other assets	286,244	266,383
Total assets	$844,672	$788,559

LIABILITIES AND EQUITY

Accounts payable	$49,853	$39,084
Accrued expenses	67,618	68,982
Current maturities of long-term debt and short-term borrowings	11,374	1,241
Total current liabilities	128,845	109,307

Long-term debt	154,199	151,245
Deferred income taxes	24,153	17,887
Employee benefit plans	50,484	65,967
Other long-term liabilities	15,313	8,313

Redeemable noncontrolling interest	14,047	7,291

Total equity	457,631	428,549	*
Total liabilities and equity	$844,672	$788,559

*Prior year amounts have been restated for the change in accounting method from LIFO to FIFO.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
(In thousands)	October 1, 2011	October 2, 2010

Cash flows from operating activities:
Net income	$52,211	$31,590	*
Adjustments to reconcile net income to net
cash flows from operating activities:
Depreciation and amortization	19,277	18,638
Share-based compensation	3,256	3,434
Other	4,228	9,743
Changes in assets and liabilities:
Receivables	(23,400)	(10,769)
Inventory	(5,796)	(2,953)	*
Accounts payable and accrued expenses	7,931	31,507
Other	(5,262)	(11,970)	*
Net cash flows from operating activities	52,445	69,220

Cash flows from investing activities:
Additions to property, plant, and equipment	(13,607)	(11,326)
Proceeds from sale of property, plant, and equipment	324	1,591
Additions to other assets	—	(333)
Cash paid for acquisitions	(25,143)	(11,771)
Additional consideration for prior acquisitions	(6,623)	—
Loan to customer	(3,171)	—
Net cash flows from investing activities	(48,220)	(21,839)

Cash flows from financing activities:
Net change in debt	822	(712)
Proceeds from issuance of common stock	4,246	1,913
Excess tax from share-based payment arrangements	930	667
Purchases of common stock	(10,629)	(4,390)
Dividends paid	(9,294)	(9,311)
Net cash flows from financing activities	(13,925)	(11,833)
Effect of exchange rate changes on cash	(2,315)	(274)
Net change in cash and equivalents	(12,015)	35,274
Cash and equivalents at beginning of period	140,070	86,875
Cash and equivalents at end of period	$128,055	$122,149

*Prior year amounts have been restated for the change in accounting method from LIFO to FIFO.